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                                                                    EXHIBIT 12.3

ROGERS CABLE INC.
COMPUTATION OF FINANCIAL RATIOS
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                                                                                        Year Ended December 31,
                                                                               ----------------------------------------------------
                                                                1998           1999           2000           2001           2002
                                                                ----           ----           ----           ----           ----
                                                                                       (dollars in thousands)

AMOUNTS UNDER CANADIAN GAAP

Operating income before interest,
    income taxes, depreciation,
    amortization, and other items                (A)          $  377,962     $  388,049     $  431,833     $  488,024     $  531,735

Interest expense                                 (B)          $  300,547     $  292,993     $  192,025     $  174,626     $  213,332

Senior debt                                      (C)          $1,757,432     $1,156,518     $1,455,446     $1,452,175     $2,181,649

Total debt (excluding inter-company
   deeply subordinated debt)                     (D)          $2,311,745     $1,870,349     $1,619,710     $2,102,743     $2,557,555


Total debt to operating income
 before interest, income taxes, depreciation,
 amortization, and other items                   (D) / (A)          6.12           4.82           3.75           4.31           4.81

Senior debt to operating income
 before interest, income taxes, depreciation,
 amortization, and other items                   (C) / (A)          4.65           2.98           3.37           2.98           4.10

Operating income before interest, income
 taxes, depreciation, amortization,
 and other items to total interest expense (1)   (A) / (B)          1.59           1.62           2.25           2.79           2.49

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                                                   Three months ended (2)
                                                          March 31,
                                                  -------------------------
                                                    2002           2003
                                                    ----           ----


AMOUNTS UNDER CANADIAN GAAP

Operating income before interest,
    income taxes, depreciation,
    amortization, and other items                 $  123,726     $  148,728

Interest expense                                  $   43,403     $   58,536

Senior debt                                       $2,146,123     $2,266,448

Total debt (excluding inter-company
   deeply subordinated debt)                      $2,311,098     $2,580,831


Total debt to operating income
 before interest, income taxes, depreciation,
 amortization, and other items                          4.67           4.34

Senior debt to operating income
 before interest, income taxes, depreciation,
 amortization, and other items                          4.34           3.81

Operating income before interest, income
 taxes, depreciation, amortization,
 and other items to total interest expense (1)          2.85           2.54

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Footnote references:

(1) For purposes of this ratio, interest expense excludes interest expense on inter-company deeply subordinated debt. Interest expense for inter-company deeply subordinated debt amounted to $62,326 and $53,558 for the years ended December 31, 1998 and 1999, respectively.

(2) For purposes of calculating these financial ratios at March 31, 2002 and 2003, operating income before interest, income taxes, depreciation, amortization, and other items has been annualized for the three months ended March 31, 2002 and 2003.